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                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT





List of Subsidiary Corporations                            State Of Incorporation
---------------------------------------------------------  ----------------------
Arbor Drugs - Civic Incorporated                                         Michigan
A.D.I. Realty, Incorporated                                              Michigan
Children's Hospital of Michigan Outpatient Pharmacy, Inc.
    (51% owned)                                                          Michigan
Medical Center Pharmacies, Inc. (51% owned)                              Michigan
Richard Investment Company                                               Michigan
E.F. Mile Corporation                                                    Michigan
Pharmacy Advisory Company                                                Michigan





All subsidiaries conduct business using the names above.